EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Interests in

ASGI MESIROW INSIGHT FUND, LLC
(formerly known as Wells Fargo Multi-Strategy 100 Master Fund I, LLC)

Tendered Pursuant to the Offer to Purchase
Dated January 27, 2012

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY BNY MELLON INVESTMENT SERVICING
BY FEBRUARY 27, 2012.

THE OFFER WILL EXPIRE
AT 12:00 MIDNIGHT, EASTERN TIME, ON FEBRUARY 27, 2012,
UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

ASGI MESIROW INSIGHT FUND, LLC
c/o Alternative Strategies Group, Inc.
P.O. Box 9804
Providence, RI 02940-9814
Attention:  Tender Offer Administrator
Phone: (800) 305-0816
Fax:  (508) 599-7836

Ladies and Gentlemen:

           The undersigned hereby tenders to ASGI Mesirow Insight Fund, LLC, a closed-end, non-diversified, management investment company organized as a limited liability company under the laws of the State of Delaware (the “Master Fund”), the outstanding units of interest in the Master Fund or portion thereof (the “Interest”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated January 27, 2012 (the “Offer”), receipt of which is hereby acknowledged in this Letter of Transmittal.  THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE MASTER FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

           The undersigned hereby sells to the Master Fund the Interest tendered pursuant to this Letter of Transmittal.  The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Master Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interest is purchased by the Master Fund.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

           The undersigned recognizes that under certain circumstances set out in the Offer, the Master Fund may not be required to purchase the Interest tendered hereby.

           The payment of the purchase amount for the Interest tendered by the undersigned will be made by wire transfer of the Master Funds to an account designated by the undersigned in this Letter of Transmittal.  The undersigned understands that in the event any payment for the Interest tendered hereby is in the form of in-kind distributions, an arrangement for delivery of such securities will be made by the Investment Adviser and notified to the undersigned.

           The undersigned recognizes that the amount of the payment of the purchase amount for Interests will be based on the unaudited net asset value of the Master Fund as of March 31, 2012, subject to an extension of the Offer as described in Section 8 of the Offer.  The undersigned further recognizes that if tendering only a portion of its Interests and if the undersigned is an existing Member at the time the Master Fund’s accountants complete the Master Fund’s next audit, final adjustments, if any, will be reflected in the audited net asset value of all Fund Interests.  It is anticipated that an audit of the Master Fund’s financial statements will be completed no later than 60 days after March 31, 2012.

           All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO:
ASGI MESIROW INSIGHT FUND, LLC, C/O ALTERNATIVE STRATEGIES GROUP, INC., P.O.
BOX 9804, PROVIDENCE, RI 02940-9814, ATTENTION:  TENDER OFFER ADMINISTRATOR.
FOR ADDITIONAL INFORMATION:  PHONE: (800) 305-0816 OR FAX: (508) 599-7836.

ASGI MESIROW INSIGHT FUND, LLC
Tendered Pursuant to the Offer to Purchase Dated January 27, 2012

PART 1.	NAME:

Name of Member: ___________________________________

Account Number: ___________________________________

Telephone Number: __________________________________

PART 2.	AMOUNT OF OUTSTANDING UNITS OF INTEREST
BEING TENDERED:

☐ The undersigned’s entire outstanding units of interest.

☐ A portion of the undersigned’s outstanding units of interest expressed as a specific dollar value.

$_______________________

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the required minimum account balance of at least $25,000, the Master Fund reserves the right to reduce the amount to be purchased from the undersigned so that the required minimum balance is maintained or to repurchase all of the undersigned’s outstanding units of interests.

PART 3.	PAYMENT:

CASH PAYMENT

Cash payments will be wire transferred to the Wells Fargo account where the Master Fund interest is held.

ASGI MESIROW INSIGHT FUND, LLC
Tendered Pursuant to the Offer to Purchase Dated January 27, 2012

PART 4.                      SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:______________

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